Exhibit 99.1


        Alaska Communications Systems Reports Third Quarter 2006 Results

           - Revenue Increased 5.5% to $90.4 Million Compared to Third
                                 Quarter 2005 -

                - Wireless Revenue Rose 29.6% to $31.4 Million -

        - Cash Provided by Operating Activities Reached $26.4 Million and
                                  Grew 56.0% -

         - EBITDA of $32.2 Million Grew 10.9% over Third Quarter 2005 -

              - Increased 2006 Annual Revenue and EBITDA Guidance -



     ANCHORAGE, Alaska--(BUSINESS WIRE)--Oct. 26, 2006--Alaska Communications Systems Group, Inc. ("ACS") (NASDAQ:ALSK) today reported financial results for its third quarter and nine months ended September 30, 2006.

     Liane Pelletier, ACS president and chief executive officer, stated, "Fundamental strength in our retail operations and seasonal strength from visitors to Alaska combined to deliver another great quarter. We continue to execute well against our focused strategies -- adding wireless subscribers and stabilizing local retail lines. Our track record of robust top line growth and efficiencies from process improvement continues, resulting in increased cash from operations. The company's vibrant yet disciplined operating model continues to produce best-in-class results: quarterly revenue was up over five percent and EBITDA was up over 10 percent from the year ago quarter."

     "We are enthusiastic about Alaska's future prospects for growth, and we intend to capitalize on them. The ACS team is evaluating certain incremental investment opportunities in the State that would help maximize long-term shareholder value. These investments are not expected to affect ACS' existing dividend or the Board's current target payout ratio averaging 70 percent to 75 percent over the long term, nor will they substantially alter ACS' credit profile," commented Pelletier.

     Financial Highlights: Third Quarter 2006 Compared to Third Quarter 2005

     -- Revenues were $90.4 million, a 5.5 percent increase over third quarter 2005 revenues of $85.7 million.

     -- Operating income more than doubled to $16.0 million compared to the third quarter 2005 operating income of $7.2 million.

     -- The company posted net income of $8.7 million, or $0.21 per share. The net loss for the third quarter 2005 was $7.9 million, or $0.19 per share.

     -- Net cash provided by operating activities increased to $26.4 million, or 56.0 percent, compared to $16.9 million of net cash in the same period a year ago.

     -- EBITDA was $32.2 million, an increase of 10.9 percent, compared to $29.0 million for the year ago period.

     David Wilson, ACS senior vice president and chief financial officer, stated, "Our ability to successfully execute against our organic growth opportunities once again drove exceptional financial results in the quarter. Cash generation was particularly strong with net cash provided by operating activities increasing to $26.4 million from $16.9 million in the prior year quarter, which included a $4.3 million debt redemption charge. After giving effect to this debt redemption charge, cash from operations jumped an impressive 25 percent versus the prior year."

     "We are well positioned from a liquidity standpoint, exiting the quarter with $39.9 million in cash, restricted cash and short-term investments. I'm particularly proud of the fact that we have been able to grow our cash balances by $14.8 million during our strong summer quarters even as we continue to invest heavily in our pre-funded capex program," added Wilson.

     "We are committed to a high level of network quality and providing the highest level of service to both our customers and others who roam on our network. Wireless roaming revenue from the lower 48 carriers was a key driver of our strong performance, driven in large part by cruise ship visitors exceeding industry forecasts. To assure we maintain superior network performance, we are allocating $5 million of excess cash generated in 2006 to augment wireless capacity in the tourist corridors, ahead of the 2007 visitors' season," concluded Wilson.

     Metric Highlights: Third Quarter 2006 Compared to Second Quarter 2006

     -- Increased the total number of retail customer relationships across all product lines by approximately 6,600, or 1.5 percent, to more than 439,300.

     -- Increased wireless post-paid subscribers by 4.6 percent, or almost 5,300. Inclusive of prepaid and wholesale users, the company added nearly 5,700 wireless subscribers, bringing the total number to almost 129,600.

     -- Recorded average wireless monthly post-paid churn of 1.7 percent compared to 1.6 percent in the prior quarter. Overall average wireless monthly churn was 1.9 percent compared to 1.7 percent.

     -- Recorded wireless average revenue per user (ARPU) of $60.77, up from $56.51, inclusive of CETC revenue of $9.82 and $9.32, respectively.

     -- ACS retail subscribers on the CDMA network have increased to 90 percent, up from 85 percent at the second quarter 2006.

     -- The ACS CDMA wireless network now covers 80 percent of the Alaska population.

     -- Increased DSL by 4.4 percent, or approximately 1,800 lines, to almost 42,000 lines.

     -- Increased long distance subscribers by over 1,400 to approximately 62,000 customers.

     -- Recorded approximately 196,000 local retail access lines, reflecting a retail access line decrease of 1,034 lines, inclusive of the turn up of 138 internal use lines. Pro forma for the turn-up of internal use lines, retail access decline was 0.6 percent.

     -- Recorded approximately 259,000 total local access lines. Total access lines decreased by 3,600.

      Nine Months Financial Review

     For the nine months ended September 30, 2006, total revenues were $258.1 million, which represented a 5.6 percent increase over revenues of $244.3 million for the same period last year. Net income for the nine months ended September 30, 2006, was $13.9 million, or $0.33 per share, compared to a net loss of $36.7 million, or $0.92 per share, in the same period in 2005. Net cash provided by operating activities for the nine months of 2006 was $64.2 million, as compared to $32.0 million in the same period in 2005. EBITDA for the nine months ended September 30, 2006, was $90.6 million, an increase of 5.7 percent from $85.6 million in the same period last year.

     2006 Business Outlook

     For the full-year 2006, ACS is increasing the mid point of revenue guidance. Revenues are now expected to be in the range of $340 million to $345 million, versus prior guidance of $335 million to $345 million. EBITDA, which excludes stock based compensation, is expected to be in the range of $117 million to $119 million, increasing the previous guidance of $112 million to $116 million. For the year 2006, net cash interest expense is expected to be approximately $28 million.

     ACS has reaffirmed 2006 capital expenditure guidance to be approximately $58 million, comprised of maintenance capital expenditures of approximately $37 million and pre-funded growth capital expenditures, DSL footprint expansion and process improvement initiatives of approximately $21 million.

     Conference Call

     The company will host a conference call and live webcast today at 5:00 p.m. Eastern Time to discuss the third quarter results. For parties in the United States and Canada, call 800-240-4186 to access the earnings call. International parties can access the call at 303-205-0066. Additionally, ACS will offer a live webcast of the conference call, accessible from the "Investor Relations" section of the company's website (www.alsk.com). The webcast will be archived on the ACS website. A telephonic replay of the conference call will also be available two hours after the call and will run until Monday, October 30, 2006, at midnight ET. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter pass code 11073459. International parties should call 303-590-3000 and enter pass code 11073459.

     About Alaska Communications Systems

     ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska. More information can be found on the company's website at www.acsalaska.com or at its investor site at www.alsk.com.

     Forward-Looking EBITDA Guidance

     This press release includes information related to management's estimate of EBITDA for the year ending December 31, 2006. EBITDA, as defined by the company, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles (GAAP). Management believes that EBITDA provides useful information to investors about the company's performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, interest and stock-based compensation expense that are not directly attributable to the underlying performance of the company's business operations. Management believes the most directly comparable GAAP measure would be "Net cash provided by operating activities." Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in this comparable GAAP measure, the company is not providing an estimate of year-end net cash provided by operating activities at this time.

     Forward-Looking Statements

     This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors are, without limitation, fluctuations in wireless revenue, including roaming revenue; changes in company's relationships with its roaming partners; increased competition, including wireline facilities-based competition; changes in capital expenditures or other factors affecting the company's ability to generate sufficient earnings and cash flows to continue to make dividend payments to its stockholders; changes in revenue from Universal Service Funds; regulatory limitations on the company's ability to change its pricing or bundle its communications services or other public policy changes; the continued availability of financing necessary to support future business; changes in accounting policies or practices; changes in the demand for the company's products and services, retail and wholesale; rapid technological developments in the telecommunications industry; changes in interest rates or other general national, regional or local economic conditions, including changes in tourism in Alaska. For further information regarding risks and uncertainties associated with ACS' business, please refer to the company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at http://www.alsk.com.

     All information in this release is as of October 26, 2006. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.


                                                            Schedule 1

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (Unaudited, in Thousands, Except per Share Amounts)


                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                 2006      2005      2006      2005
                                -------- --------- --------- ---------
Operating revenues:
 Local telephone                $47,862  $ 51,481  $143,623  $153,387
 Wireless                        31,441    24,260    82,895    62,670
 Internet                         6,544     5,613    18,619    16,182
 Interexchange                    4,529     4,347    12,952    12,095
                                -------- --------- --------- ---------
  Total operating revenues       90,376    85,701   258,089   244,334

Operating expenses:
 Local telephone                 32,368    32,857    95,996    94,508
 Wireless                        16,667    14,196    45,412    36,216
 Internet                         7,050     5,744    21,638    16,584
 Interexchange                    3,729     4,720     9,155    12,631
 Depreciation and amortization   14,538    20,955    47,669    62,060
 Loss (gain) on disposal of
  assets, net                         -         -     1,105       (68)
                                -------- --------- --------- ---------
  Total operating expenses       74,352    78,472   220,975   221,931

Operating income                 16,024     7,229    37,114    22,403

Other income and expense:
 Interest expense                (7,722)   (8,578)  (23,339)  (27,209)
 Loss on extinguishment of debt       -    (6,888)   (9,650)  (33,092)
 Interest income                    492       418     1,286     1,324
 Other                              (74)      (44)    8,443      (131)
                                -------- --------- --------- ---------
  Total other income (expense)   (7,304)  (15,092)  (23,260)  (59,108)
                                -------- --------- --------- ---------

Net profit (loss)               $ 8,720  $ (7,863) $ 13,854  $(36,705)
                                ======== ========= ========= =========

Profit (loss) per share:
 Basic                          $  0.21  $  (0.19) $   0.33  $  (0.92)
                                ======== ========= ========= =========
 Diluted                        $  0.20  $  (0.19) $   0.32  $  (0.92)
                                ======== ========= ========= =========

Weighted average shares
 outstanding:
 Basic                           42,143    41,468    41,976    39,715
                                -------- --------- --------- ---------
 Diluted                         43,541    41,468    43,273    39,715
                                -------- --------- --------- ---------

                                                            Schedule 2

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
               (Unaudited, In Thousands Except Per Share Amounts)


                                            September 30, December 31,
                   Assets                       2006         2005
                                            ------------- ------------
Current assets:
 Cash and cash equivalents                  $     38,242  $    28,877
 Restricted cash                                   1,700        4,415
 Short-term investments                                -       10,525
 Accounts receivable-trade, net of allowance
  of $6,821 and $6,206                            40,679       41,080
 Materials and supplies                            9,534        7,885
 Prepayments and other current assets              3,941        3,445
                                            ------------- ------------
  Total current assets                            94,096       96,227

Property, plant and equipment                  1,145,850    1,116,780
Less: accumulated depreciation and
 amortization                                    755,027      718,750
                                            ------------- ------------
 Property, plant and equipment, net              390,823      398,030

Goodwill                                          38,403       38,403
Intangible Assets                                 21,604       21,688
Debt issuance costs                                9,916       11,733
Deferred charges and other assets                 10,765       10,332
                                            ------------- ------------
Total assets                                $    565,607  $   576,413
                                            ============= ============

            Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
 Current portion of long-term obligations   $      1,024  $       683
 Accounts payable-affiliate                        3,097        2,844
 Accounts payable, accrued and other current
  liabilities                                     53,506       54,920
 Advance billings and customer deposits           10,331        9,712
                                            ------------- ------------
  Total current liabilities                       67,958       68,159

Long-term obligations, net of current
 portion                                         437,326      444,895
Other deferred credits and long-term
 liabilities                                      85,550       82,223
                                            ------------- ------------
Total liabilities                                590,834      595,277
                                            ------------- ------------

Stockholders' equity (deficit):

  Common stock, $.01 par value; 145,000
   shares authorized, 46,743 and 46,230
   shares issued and 42,194 and 41,681
   shares outstanding, respectively                  467          462
 Treasury stock, 4,549 shares at cost            (18,443)     (18,443)
 Paid in capital in excess of par value          312,395      333,522
 Accumulated deficit                            (320,873)    (334,727)
 Accumulated other comprehensive income            1,227          322
                                            ------------- ------------
  Total stockholders' equity (deficit)           (25,227)     (18,864)
                                            ------------- ------------
Commitments and contingencies
Total liabilities and stockholders' equity
 (deficit)                                  $    565,607  $   576,413
                                            ============= ============


                                                            Schedule 3

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Unaudited, in Thousands)

                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                              ------------------- --------------------
                                2006      2005      2006      2005
                              --------- --------- --------- ----------

Cash Flows from Operating
 Activities:
 Net profit (loss)            $  8,720  $ (7,863) $ 13,854  $ (36,705)
 Adjustments to reconcile net
  income to net cash provided
  (used) by operating
  activities:
  Depreciation and
   amortization                 14,538    20,955    47,669     62,060
  Loss (gain) on disposal of
   assets, net                       -         -     1,105        (68)
  Gain on sale of long-term
   investments                       -         -    (6,685)         -
  Amortization of debt
   issuance costs and
   original issue discount         483     3,031     4,696     17,508
  Stock based compensation       1,668       844     4,891      1,383
  Other deferred credits         4,109     1,932       575     (1,484)
  Changes in components of
   working capital:
   Accounts receivable and
    other current assets        (1,203)   (1,685)   (1,747)    (5,573)
   Accounts payable and other
    current liabilities         (1,424)     (580)      348     (8,483)
   Deferred charges and other
    assets                        (513)      271      (469)     3,384
                              --------- --------- --------- ----------

 Net cash provided by
  operating activities        $ 26,378  $ 16,905  $ 64,237  $  32,022

Cash Flows from Investing
 Activities:
  Construction and capital
   expenditures                (13,484)  (12,873)  (40,421)   (42,838)
  Purchase of short-term
   investments                 (19,675)  (14,100)  (39,600)   (81,845)
  Proceeds from the sale of
   short-term investments       19,675    14,720    50,125     97,720
  Sale of long-term
   investments                       -         -     7,663          -
  Placement of funds in
   restricted account                -         -         -       (300)
  Release of funds from
   escrow                        1,750        55     2,715        500
                              --------- --------- --------- ----------

 Net cash used by investing
  activities                   (11,734)  (12,198)  (19,518)   (26,763)

Cash Flows from Financing
 Activities:
  Payments of long-term debt      (195)  (41,503)  (61,658)  (446,833)
  Proceeds from the issuance
   of long-term debt                 -    40,000    52,900    375,000
  Debt issuance costs                -      (670)   (1,349)   (11,307)
  Payment of dividend on
   common stock                 (9,047)   (8,285)  (26,403)   (22,087)
  Issuance of common stock         717       606     1,156     88,812
  Stock issuance costs               -         -         -     (7,817)
                              --------- --------- --------- ----------

 Net cash used by financing
  activities                    (8,525)   (9,852)  (35,354)   (24,232)

Increase/(decrease) in cash
 and cash equivalents            6,119    (5,145)    9,365    (18,973)

Cash and cash equivalents,
 beginning of period            32,123    36,832    28,877     50,660
                              --------- --------- --------- ----------

Cash and cash equivalents,
 end of period                $ 38,242  $ 31,687  $ 38,242  $  31,687
                              ========= ========= ========= ==========

Supplemental Cash Flow Data:
 Interest paid                $  7,302  $ 11,463  $ 24,255  $  33,002
 (Increase)/decrease in
  accounts payable for
  construction and capital
  expenditures                  (4,623)        -     1,656          -

Supplemental Noncash
 Transactions:
 Interest rate swap           $  9,844  $  5,106  $   (905) $  (2,931)
 Dividend declared, but not
  paid                             (17)      (14)   (9,077)    (8,317)
 Stock funding of pension
  plan                               -         -         -        599


                                                             Schedule 4

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                      SCHEDULE OF LOCAL TELEPHONE REVENUES
                            (Unaudited, in Thousands)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                  2006     2005      2006      2005
                                --------- -------- --------- ---------

Local telephone revenue:
 Local network service          $ 20,371  $21,945  $ 60,427  $ 65,675
 Network access                   22,086   23,395    68,205    69,543
 Deregulated and other             5,405    6,141    14,991    18,169
                                --------- -------- --------- ---------

Total local telephone revenue   $ 47,862  $51,481  $143,623  $153,387
                                ========= ======== ========= =========


                                                            Schedule 5

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                         SCHEDULE OF EBITDA CALCULATION
                            (Unaudited, in Thousands)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------

Net cash provided by operating
 activities                    $ 26,378  $ 16,905  $ 64,237  $ 32,022
 Adjustments to reconcile net
  income to net cash
  (provided) used by operating
  activities:
  Depreciation and
   amortization                 (14,538)  (20,955)  (47,669)  (62,060)
  Gain (loss) on disposal of
   assets, net                        -         -    (1,105)       68
  Gain on sale of long-term
   investments                        -         -     6,685         -
  Amortization of debt
   issuance costs and original
   issue discount                  (483)   (3,031)   (4,696)  (17,508)
  Stock based compensation       (1,668)     (844)   (4,891)   (1,383)
  Other deferred credits         (4,109)   (1,932)     (575)    1,484
  Changes in components of
   working capital:
    Accounts receivable and
     other current assets         1,203     1,685     1,747     5,573
    Accounts payable and other
     current liabilities          1,424       580      (348)    8,483
    Deferred charges and other
     assets                         513      (271)      469    (3,384)
                               --------- --------- --------- ---------

Net profit (loss)              $  8,720  $ (7,863) $ 13,854  $(36,705)
 Add (subtract):
  Interest expense                7,722     8,578    23,339    27,209
  Loss on extinguishment of
   debt                               -     6,888     9,650    33,092
  Interest income                  (492)     (418)   (1,286)   (1,324)
  Depreciation and
   amortization                  14,538    20,955    47,669    62,060
  (Gain) loss on disposal of
   assets, net                        -         -     1,105       (68)
  Gain on Crest asset purchase        -         -    (1,979)        -
  Gain on sale of long-term
   investment                         -         -    (6,685)        -
  Stock based compensation        1,668       844     4,891     1,383
                               --------- --------- --------- ---------
   EBITDA                      $ 32,156  $ 28,984  $ 90,558  $ 85,647
                               ========= ========= ========= =========


Note: In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed its net gain before interest expense, provisions for taxes, depreciation expense, amortization of intangibles and stock based compensation expense (EBITDA) because the Company believes it is an important indicator as it provides information about our ability to service debt, pay dividends and fund capital expenditures. EBITDA is not a GAAP measure and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.


                                                            Schedule 6

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
             Allocation of Stock Based Compensation between Segments
                            (Unaudited, in Thousands)


                                         Three Months Ended
                                         September 30, 2006
                              ----------------------------------------
                              As reported on  Stock Based
                                 Schedule 1    Compensation  Adjusted
                              --------------- ------------- ----------

Operating expenses:
  Local telephone                     32,368        (1,424)    30,944
  Wireless                            16,667          (166)    16,501
  Internet                             7,050           (66)     6,984
  Interexchange                        3,729           (12)     3,717
  Depreciation and
   amortization                       14,538             -     14,538
                              --------------- ------------- ----------
    Total operating expenses  $       74,352  $     (1,668) $  72,684
                              =============== ============= ==========


                                         Nine Months Ended
                                         September 30, 2006
                              ----------------------------------------
                              As reported on  Stock Based
                                 Schedule 1    Compensation  Adjusted
                              --------------- ------------- ----------

Operating expenses:
  Local telephone                     95,996        (4,198)    91,798
  Wireless                            45,412          (474)    44,938
  Internet                            21,638          (188)    21,450
  Interexchange                        9,155           (31)     9,124
  Depreciation and
   amortization                       47,669             -     47,669
  (Gain) loss on disposal of
   assets, net                         1,105             -      1,105
                              --------------- ------------- ----------
    Total operating expenses  $      220,975  $     (4,891) $ 216,084
                              =============== ============= ==========


                                         Three Months Ended
                                         September 30, 2005
                              ----------------------------------------
                              As reported on  Stock Based
                                 Schedule 1    Compensation  Adjusted
                              --------------- ------------- ----------

Operating expenses:
  Local telephone                     32,857          (734)    32,123
  Wireless                            14,196           (75)    14,121
  Internet                             5,744           (31)     5,713
  Interexchange                        4,720            (4)     4,716
  Depreciation and
   amortization                       20,955             -     20,955
                              --------------- ------------- ----------
    Total operating expenses  $       78,472  $       (844) $  77,628
                              =============== ============= ==========


                                         Nine Months Ended
  September 30, 2005
                              ----------------------------------------
                              As reported on  Stock Based
                                 Schedule 1    Compensation  Adjusted
                              --------------- ------------- ----------

Operating expenses:
  Local telephone                     94,508        (1,203)    93,305
  Wireless                            36,216          (123)    36,093
  Internet                            16,584           (51)    16,533
  Interexchange                       12,631            (6)    12,625
  Depreciation and
   amortization                       62,060             -     62,060
  (Gain) loss on disposal of
   assets, net                           (68)            -        (68)
                              --------------- ------------- ----------
    Total operating expenses  $      221,931  $     (1,383) $ 220,548
                              =============== ============= ==========


  The balances reported on Schedule 1 - Statement of Operations, include the Company's adoption of FAS 123R Accounting for Stock Based Compensation. This schedule shows the Company's operating performance prior to that expense being recorded to allow analysis of the operating segments without these noncash charges. Prior year comparison numbers have also been adjusted for a reclassification of costs from Interexchange to Wireless to better reflect underlying product profitability.



                                                            Schedule 7

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
               Investment in Construction and Capital Expenditures
                            (Unaudited, in Thousands)

                             Three Months   Nine Months  Twelve Months
                                 Ended         Ended         Ended
                             September 30, September 30, December 31,
                                 2006          2006          2005
                             ------------- ------------- -------------

Construction and capital
 expenditures                      13,484        40,421        58,422


  Increase/(decrease) in
   accounts payable for
   construction and capital
   expenditures                     4,623        (1,656)        5,975
                             ------------- ------------- -------------

Investment in construction
 and capital                 $     18,107  $     38,765  $     64,397
                             ============= ============= =============

  Growth                            5,913        17,534        26,735

  Maintenance                      12,194        21,231        35,044

  Investment funded by
   excess 2005 cash                     -             -         2,618
                             ------------- ------------- -------------

Investment in construction
 and capital                 $     18,107  $     38,765  $     64,397
                             ============= ============= =============



                                                           Schedule 8A

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                            KEY OPERATING STATISTICS
                                   (Unaudited)


                                 September 30, June 30,  September 30,
                                     2006        2006        2005
                                 ------------- --------- -------------

Local telephone:
  Retail access lines                 195,997   197,031       201,284
  Resale access lines                  12,045    12,504        14,323
  UNE lines                            51,089    53,231        62,418
                                 ------------- --------- -------------
  Total local telephone access
   lines                              259,131   262,766       278,025
                                 ============= ========= =============

  Average local telephone access
   lines for the quarter              260,949   264,124       281,042
  Average monthly local
   telephone revenue per line
   for the quarter               $      61.14  $  59.93  $      61.06
  Quarterly growth rate in local
   telephone access lines                -1.4%     -1.0%         -2.1%

Wireless:
  Covered population                  534,542   533,930       509,996

  Post-paid wireless subscribers      121,066   115,770       100,297
    Average post-paid wireless
     subscribers                      118,418   113,474        97,721
    Quarterly growth rate -
     post-paid wireless
     subscribers                          4.6%      4.1%          5.4%

    Average monthly churn for
     the quarter                          1.7%      1.6%          2.0%

    Average monthly revenue per
     subscriber for the
     quarter(a)                  $      62.94  $  58.85  $      61.22

  Prepaid wireless subscribers          5,023     4,540         6,292
  Resale wireless subscribers           3,481     3,582         5,049

  Total wireless subscribers          129,570   123,892       111,638
    Average subscribers for the
     quarter                          126,731   121,516       109,680
    Quarterly growth rate                 4.6%      4.0%          3.6%

    Average monthly churn for
     the quarter                          1.9%      1.7%          2.2%

    Penetration                          24.2%     23.2%         21.9%

    Average monthly revenue per
     subscriber for the
     quarter(a)                  $      60.77  $  56.51  $      57.12

Long Distance:
  Long distance subscribers            61,984    60,556        53,558
  Average subscribers for the
   quarter                             61,270    59,554        52,130
  Average monthly revenue per
   subscriber for the quarter    $      24.64  $  25.47  $      27.80

Internet:
  DSL subscribers                      41,744    39,982        33,070
  Dial-up subscribers                  13,555    14,738        19,187
                                 ------------- --------- -------------
  Total Internet subscribers           55,299    54,720        52,257
                                 ============= ========= =============

  Average subscribers for the
   quarter                             55,010    54,373        51,337
  Average monthly DSL & dial-up
   revenue per subscriber for
   the quarter                   $      29.40  $  29.09  $      30.06


(a) Wireless ARPU has been restated to exclude late fees and early termination charges and to allocate competitive eligible telecommunications carrier (CETC) revenue only to post-paid and wholesale subscribers. CETC added $10.20 and $9.66 to post-paid wireless ARPU in the third and second quarter of 2006, respectively and $9.39 in the third quarter of 2005. CETC added $9.82 and $9.32 to total wireless ARPU in the third and second quarter of 2006, respectively and $8.81 in the third quarter of 2005.


                                                           Schedule 8B

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                            KEY OPERATING STATISTICS
                                   (Unaudited)


                              September 30,  June 30,
                                  2006         2006    Net Movement
                              -------------- --------- ------------

Local telephone retail access
 lines                              195,997   197,031       (1,034)
      Less: internal lines
       installed                                              (138)
                                                       ------------
                                                            (1,172)
Post-paid wireless subscribers      121,066   115,770
Prepaid wireless subscribers          5,023     4,540
                              -------------- ---------
                                    126,089   120,310        5,779
                              -------------- ---------

Long distance subscribers            61,984    60,556        1,428

DSL and dial up subscribers          55,299    54,720          579
                              -------------- --------- ------------

      Total retail
       relationships                439,369   432,617        6,614 (a)
                              ============== ========= ============


(a) Net movement in total retail relationships inclusive of a 138 adjustment for internal use lines activated during the quarter.


    CONTACT: Alaska Communications Systems
             Meghan Stapleton, 907-297-3000 (Media)
             Director, Corporate Communications
             meghan.stapleton@acsalaska.com
             or
             Lippert/Heilshorn & Associates
             Kirsten Chapman, 415-433-3777 (Investors) kchapman@lhai.com